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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                    TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

                                    ARTICLE I

         The name of the corporation is Town Sports International Holdings, Inc. (hereinafter called the "Corporation")

                                   ARTICLE II

                  The address of the Corporation's registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

                              I. AUTHORIZED SHARES.

         The total number of shares of capital stock which the Corporation has authority to issue is 3,500,000 shares, consisting of:

         (1) 2,500,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common");

         (2) 500,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common");

         (3) 200,000 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"); and

         (4) 200,000 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock").

         The Class A Common and the Class B Common are hereafter collectively referred to as the "Common Stock." The Series A Preferred Stock and the Series B Preferred Stock are hereafter collectively referred to as the "Preferred Stock."

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         In addition to any other consent or approval which may be required pursuant to this Certificate of Incorporation, no amendment or waiver of any provision of this Section I shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class. For purposes of votes on amendments and waivers to this Section I, each share of Common Stock shall be entitled to one vote.

                              II. PREFERRED STOCK.

         Except as otherwise provided in this Section II or as otherwise required by applicable law, all shares of Preferred Stock (each such share, a "Preferred Share") shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         1.       Dividends.

                  1A.      General Obligation. When and as declared by the
Corporation's board of directors and to the extent permitted under the General Corporation Law of Delware, the Corporation will pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock (a "Series A Share") will accrue at a rate of 14% per annum and dividends on each share of Series B Preferred Stock (a "Series B Share") will accrue at a rate of 14% per annum of the Liquidation Value of such Preferred Share from and including the date of issuance of such Preferred Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Preferred Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issued Series A Preferred Stock, par value $1.00 per share, of Town Sports International, Inc. ("TSI") to each stockholder of the Company holding any Series A Shares will be deemed to be the "date of issuance" for each Series A Share held by such stockholder regardless of the number of times transfer of such Series A Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Share. The "date of issuance" for each Series B Share shall be deemed to be December 10, 1996 regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

                  1B.      Preferred Dividend Reference Dates. To the extent
that all accrued dividends are not paid on each January 1 and July 1 of each year beginning January 1, 1997 (the "Preferred Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Preferred Dividend Reference
Date) ending upon each such Preferred Dividend Reference Date will be accumulated and added to the Liquidation Value of such Preferred Share.

                  1C.      Distribution of Partial Dividend Payments. If at any
time the Corporation elects to pay dividends in cash and pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders

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of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the Preferred Shares of such class held by each such holder.

                  1D.      Payment of Stock Dividends. In the sole discretion of
the Corporation, any dividends accruing on the Preferred Shares may be paid, in lieu of cash dividends, by the issuance of additional Preferred Shares (including fractional Preferred Shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid (such Preferred Shares, the "Dividend Shares"); provided, that (i) if the Corporation pays less than the total amount of dividends then accrued on the Preferred Stock in the form of Dividend Shares, such payment in Dividend Shares shall be made pro rata to the holders of Preferred Shares based upon the aggregate accrued but unpaid dividends on the Preferred Shares held by each such holder and (ii)
Section 3H below shall not apply to any and all Dividend Shares.

         2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock and Series B Preferred Stock will be entitled on a pari passu basis to be paid, before any distribution or payment is made upon any of the Corporation's equity securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of all such Preferred Shares outstanding, and the holders of Series A Preferred Stock and Series B Preferred Stock will not be entitled to any further payment. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

         3.       Redemptions.

                  3A.      Optional Redemptions. The Corporation may at any time
redeem all or any portion of Series A Preferred Stock and Series B Preferred Stock then outstanding at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon); provided, that all optional redemptions pursuant to this Section 3A are made pro rata among the holders of Preferred Stock on the basis of the number of Preferred Shares held by each such holder.

                  3B.      Redemption Price. For each Preferred Share which is
to be redeemed the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). If the Corporation's funds which are legally available for redemption of Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Preferred Shares ratably among the holders of the Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Preferred Shares (plus all accrued and unpaid dividends thereon) held by each such holder and other Preferred Shares not so redeemed shall remain issued and

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outstanding until redeemed in accordance with the terms thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds will immediately be used to redeem the balance of the Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  3C.      Notice of Redemption. The Corporation will mail
written notice of each redemption of Preferred Stock to each record holder not more than 30 nor less than 10 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation will become obligated to redeem the total number of Preferred Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Preferred Shares.

                  3D.      Determination of the Number of Each Holder's
Preferred Shares to be Redeemed. Except as otherwise provided herein, the number of Preferred Shares to be redeemed from each holder thereof in redemptions hereunder will be the number of Preferred Shares determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which will be the total number of Preferred Shares then held by such holder and the denominator of which will be the total number of Preferred Shares then outstanding.

                  3E.      Dividends After Redemption Date. No Preferred Share
is entitled to any dividends accruing after the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Preferred Share is paid in full. On such date all rights of the holder of such Preferred Share will cease, and such Preferred Share will not be deemed to be outstanding.

                  3F.      Redeemed or Otherwise Acquired Preferred Shares. Any
Preferred Shares which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

                  3G.      Other Redemptions or Acquisitions. Neither the
Corporation nor any Subsidiary will redeem or otherwise acquire any Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of the Preferred Stock on the basis of the number of Preferred Shares owned by each such holder.

                  3H.      Special Redemptions. If a Change in Control has
occurred, then the Corporation shall give prompt written notice of such Change in Control, describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall be given not more than 30 days nor less than ten days prior to the occurrence of such Change in Control. Each holder of Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election within 30 days of receipt of the Corporation's notice. Upon receipt by the Corporation of such written notice from any holder, subject to the provisions of any loan agreement, indenture or credit agreement

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evidencing indebtedness for borrowed money incurred by the Corporation, the
Corporation shall be obligated to redeem the aggregate number of Preferred Shares specified therein within five days after receipt of such notice from such holder. The term "Change in Control" means (i) the sale of all or substantially all of the assets reflected on the Corporation's most recent consolidated balance sheet or capital stock of the Corporation, or (ii) the acquisition, through stock purchase, merger or otherwise, by a Person or group of Persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) unaffiliated with Bruckmann, Rosser, Sherrill & Co., L.P. (and its Permitted Transferees (as defined in the Stockholders Agreement)) and management employees of the Corporation immediately prior to giving effect such transaction, of capital stock of the Corporation representing, at any date of determination, (x) prior to the consummation of an initial public offering of the Common Stock registered under the Securities Act of 1933, as amended, 51% or more of the common equity interest in the Corporation's capital stock and (y) following the consummation of such an initial public offering of the Common Stock, 33% or more of the common equity interest in the Corporation's capital stock.

                  3I.      Priority of Preferred Stock. So long as any Preferred
Stock remains outstanding, neither the Corporation nor any Subsidiary shall declare or pay any cash dividends or make any cash distributions with respect to or redeem, purchase or otherwise acquire for cash, directly or indirectly, any Common Stock, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Preferred Stock or the Corporation has failed to make any redemption of the Preferred Stock required hereunder; provided, that the Corporation may purchase shares of Common Stock from employees of the Corporation and its Subsidiaries upon termination of employment.

         4.       Conversion of Series B Preferred Stock.

                  4A.      Optional Conversion. Subject to Section 4B below,
upon the consummation of an Initial Public Offering (the "Conversion Event"), each Series B Share shall, at the option of either the holder of such Series B Share or the Company, be converted (and the rights of the holder of the Series B Shares shall cease) into a number of shares of the Corporation's Class A Common equal to the (i) Liquidation Value of such Series B Share as of the date of such Conversion Event (plus all accumulated, accrued and unpaid dividends thereon) divided by (ii) the price at which each share of Class A Common was sold in such Initial Public Offering. The Corporation shall give prompt written notice to each holder of Series B Shares if a Conversion Event has occurred, which notice shall describe in reasonable detail the Conversion Event that has occurred.

                  4B.      Surrender of Certificates. Each conversion of Series
B Shares into shares of Class A Common at the option of the holder of such Series B Shares shall be effected by the surrender of the certificate or certificates representing the Series B Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Series B Shares stating that such holder desires to convert the Series B Shares, or a stated number of the Series B Shares, represented by such certificate or certificates into shares of Class A Common. Each conversion of Series B Shares at the option of the holder of such Series B Shares shall be deemed to have been effected as of the close of

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business on the date on which such certificate or certificates have been surrendered and such notice has been tendered, and at such time the rights of the holder of the converted Series B Shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby. Each conversion of Series B Shares into shares of Class A Common at the option of the Company shall be effected by delivery of written notice to the holder of such Series B Shares stating that the Company desires to convert the Series B Shares, or a stated number of Series B Shares, held by the holder of such Series B Shares. Upon receipt of such written notice, the holder of the Series B Shares shall surrender promptly the certificate or certificates representing the Series B Shares to be converted at the principal office of the Corporation at any time during normal business hours. Each conversion of Series B Shares at the option of the Company shall be deemed to have been effected as of the close of business on the date indicated in the written notice of conversion delivered by the Company to the holder of such Series B Shares, and at such time, the rights of the holder of the converted Series B Shares as such holder shall cease, and the person or person in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                  4C.      Issuance of Certificates. Within five Business Days
after the surrender of certificates of Series B Shares, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common issuable upon such conversion.

                  4D.      No Charge. The issuance of certificates for Class A
Common upon conversion of the Series B Shares will be made without charge to the holders of such Series B Shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                  4E.      Reserved Shares. Upon the Conversion Event, the
Corporation shall take all such actions as may be necessary to assure that all shares of Class A Common issuable pursuant to this Section 4 may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance), including, but not limited to, amending the Corporation's Certificate of Incorporation to increase the number of authorized but unissued shares of Class A Common. All shares of Class A Common which are issuable pursuant to the terms and conditions of this
Section 4 shall, when issued, be duly and validly issued, fully paid, and nonassessable and free from all taxes, liens and charges.

                  4F.      Closing Books. The Corporation shall not close its
books against the transfer of Series B Shares in any manner which would interfere with the timely conversion of any Series B Shares.

         5. Voting Rights. The Preferred Shares will not have any voting rights attaching to them, except as required by applicable law.

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         6.       Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

         7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         8.       Definitions. The following definitions apply to this Section
II only.

         "Liquidation Value" of any Preferred Share of (i) Series A Preferred Stock as of any particular date will be an amount equal to $100.00 per Preferred Share, plus any and all accumulated and unpaid dividends which are added to the Liquidation Value pursuant to Section 1B above and (ii) any Preferred Share of Series B Preferred Stock as of any particular date will be an amount equal to $35.00 per Preferred Share, plus any and all accumulated and unpaid dividends which are added to the Liquidation Value pursuant to Section 1B above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Redemption Date" as to any Preferred Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided, that no such date will be a Redemption Date unless the applicable Liquidation Value (plus all accrued and unpaid dividends thereon) is actually paid, or set aside for payment in full on such date, and if not so paid or set aside for payment in full, the Redemption Date will be the date on which such Liquidation Value (plus all accrued and unpaid dividends thereon) is fully paid.

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         "Stockholders Agreement" means the Stockholders Agreement, dated as of
February 4, 2004, by and among the Corporation, TSI and certain stockholders of the Corporation, as the same may be amended, restated, or modified from time to time.

         "Subsidiary" means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled directly or indirectly, by any person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

         9. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Section III without the prior written consent of the holders of at least fifty percent (50%) of the Preferred Shares outstanding at the time such action is taken; provided, that no such amendment, modification or waiver which adversely and prejudicially affects the Series B Preferred shall be effective without the prior written consent of the holders of at least fifty (50%) of the Series B Shares outstanding at the time such action is taken.

         10. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                               III. COMMON STOCK.

         Except as otherwise provided in this Section III or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         1. Voting Rights. Except as otherwise provided in this Section III or as otherwise required by applicable law:

         (i) the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Stockholders of the Corporation; and

         (ii)     the holders of Class B Common will not have any voting rights.

         2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to

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participate in such dividends ratably on a per share basis; provided, that (i)
if dividends are declared which are payable in shares of Common Stock, dividends shall be declared which are payable at the same rate on all classes of Common Stock and (ii) dividends payable in shares of Class A Common shall be payable to holders of Class A Common, and dividends payable in shares of Class B Common shall be payable to holders of Class B Common.

         3. Liquidation. Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         4.       Conversion of Common Stock.

                  4A.      Right to Convert. Subject to Section 4B below, the
holder or holders of a majority of the outstanding shares of Class B Common shall be entitled at any time to convert all or any portion of the shares of Class B Common into the same number of shares of Class A Common. Any such conversion of Class B Common into Class A Common will be effected among the holders of the Class B Common on a pro rata basis based upon the number of shares of Class B Common then outstanding.

                  4B.      Surrender of Certificates. Each conversion of shares
of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of shares of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common. Each conversion of Class B Common shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                  4C.      Issuance of Certificates. Promptly after the
surrender of certificates of Class B Common and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common issuable upon such conversion.

                  4D.      No Charge. The issuance of certificates for Class A
Common upon conversion of Class B Common will be made without charge to the holders of such shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                  4E.      Reserve Shares. The Corporation shall at all times
reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon conversion of all outstanding shares of Class B Common. All shares of

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Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                  4F.      Closing Books. The Corporation shall not close its
books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

         5. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of each other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

         6. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such Class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         8. Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

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         9.       Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         10. Amendment and Waiver. No amendment or waiver of any provision of this Section III shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class. For purposes of votes on amendments and waivers to this Section III, each share of Common Stock shall be entitled to one vote. No amendment directly to any terms or provisions of any class of Common Stock that adversely affects such class of Common Stock vis-a-vis any other class of Common Stock shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such class of Common Stock (it being understood that the issuance of preferred stock shall not be deemed to adversely affect the Common Stock).

                                    ARTICLE V

         The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise provided in the By-Laws.

                                   ARTICLE VI

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

         No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable (a) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or (b) by reason that he or she (i) has breached his or her duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this certificate of incorporation of or the bylaws of the corporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that but for this Article SEVENTH would accrue or arise, prior to such amendment or repeal or such adoption of such inconsistent provision.

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

                                  ARTICLE VIII

         The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

                                     * * * *

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